UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2018

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Change in Registrant’s Certifying Accountant.

On May 10, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of Entravision Communications Corporation (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

The reports of Grant Thornton on the consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The audit report of Grant Thornton on the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2017 contained an adverse opinion on our internal control over financial reporting due to a material weakness with respect to insufficient accounting resources and personnel to ensure proper application of accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to effectively design and execute process level controls around certain complex or non-recurring transactions.

During the years ended December 31, 2016 and 2017 and through May 10, 2018, there were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with respect to insufficient accounting resources and personnel to ensure proper application of U.S. GAAP and to effectively design and execute process level controls around certain complex or non-recurring transactions. The Audit Committee has discussed the subject matter of the foregoing material weakness with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to any inquiries concerning such matters made by the Company’s next independent registered public accounting firm.

The Company has provided Grant Thornton with a copy of the disclosures it is making herein and has requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Grant Thornton agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.1.

While the Company has not yet formally engaged a new independent registered public accounting firm as of the date of this Report, the Audit Committee has approved the appointment of a new independent registered public accounting firm, and the Company is working on completing the engagement process. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by the SEC’s rules and regulations.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: May 16, 2018	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer